RESTATED AND AMENDED
                  CERTIFICATE OF INCORPORATION
                               OF
             INTERNATIONAL AIRLINE SUPPORT GROUP, INC.


	International Airline Support Group, Inc., a
corporation organized and existing under the laws of the
State of Delaware, hereby certifies as follows:
	1.	The name of the corporation is International
Airline Support Group, Inc. (the "Corporation").  The
original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on October 20, 1989.
	2.	Pursuant to Sections 242 and 245 of the Delaware
General Corporation Law, this Restated and Amended
Certificate of Incorporation restates and integrates and
further amends the provisions of the Certificate of
Incorporation of the Corporation.
	3.	This Restated and Amended Certificate of
Incorporation was duly adopted in accordance with the
provisions of Sections 242 and 245 of the Delaware General
Corporation Law.
	4.	Upon the filing in the Office of the Secretary of
State of the State of Delaware of this Restated and Amended Certificate of Incorporation, the shares of common stock, par value $.001 per share, of the Corporation (the "Common Stock") issued and outstanding immediately prior to such filing of this Restated and Amended Certificate of
Incorporation are hereby automatically reclassified and
changed without any action on the part of the stockholders
of the Corporation so that each twenty-seven (27) shares of Common Stock become one (1) share of common stock, par value $.001 per share, of the Corporation, neither increasing nor decreasing the Corporation's stated capital thereby.
	5.	The text of the Certificate of Incorporation as
heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:

I. ARTICLE

	The name of the Corporation is International Airline
Support Group, Inc.

I. ARTICLE

	The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, New Castle
County, Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust
Company.

I. ARTICLE

	The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

I. ARTICLE

	The Corporation shall have authority to issue
20,000,000 shares of common stock, par value $.001 per share
("Common Stock"), and 2,000,000 shares of preferred stock, par value $.001 per share ("Preferred Stock").

I. ARTICLE

	The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware to establish from time to time the number of shares to be included in each such series and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof.

	The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

A.  			The number of shares constituting that
series and the distinctive designation of that series;

A. 		The dividend rate on the shares of that
series, if any, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

A. 		Whether that series shall have voting
rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

A. 		Whether that series shall have
conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

A. 		Whether or not the shares of that series
shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

A. 		Whether that series shall have a sinking
fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

A. 		The rights of the shares of that series
in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

A. 		Any other relative rights, preferences
and limitations of that series.

I. ARTICLE

	Upon the filing of this Restated and Amended
Certificate of Incorporation, the new Board of Directors of the Corporation shall consist of seven (7) members, but the number may be increased or decreased in the manner provided in the Bylaws of the Corporation; provided, however, that the number of directors constituting the full Board of Directors shall not be changed without the affirmative vote of at least seventy-five percent (75%) of the issued and outstanding shares of Common Stock. The names and mailing addresses of the persons who are to serve as the new directors of the Corporation upon the filing of this Restated and Amended Certificate of Incorporation are:

                                        Alexius A. Dyer III
                                        International Airline Support
                                        Group, Inc.
					8095 N.W. 64th Street
					Miami, Florida 33166

					George Murnane III
					International Airline Support
                                        Group, Inc.
					8095 N.W. 64th Street
					Miami, Florida 33166

					E. James Mueller
					International Airline Support
                                        Group, Inc.
					8095 N.W. 64th Street
					Miami, Florida 33166

					Kyle R. Kirkland
					International Airline Support
                                        Group, Inc.
					8095 N.W. 64th Street
					Miami, Florida 33166

	The remaining three (3) directors shall be appointed by the Board of Directors after the filing of this Restated and Amended Certificate of Incorporation.

I. ARTICLE

1. 	Section .  The Board of Directors shall have the
power to adopt, amend or repeal any provision of the Bylaws of the Corporation. Notwithstanding any other provision of this Restated and Amended Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding that some lesser percentage may be specified by law), no provision of the Bylaws of the Corporation shall be amended, modified or repealed by the stockholders of the Corporation, nor shall any provision of the Bylaws of the Corporation inconsistent with any such provision be adopted by the stockholders of the Corporation, unless approved by the affirmative vote of at least seventy-five percent (75%) of the issued and outstanding shares of Common Stock.

1. 	Section .  Notwithstanding any other provision of
this Restated and Amended Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding that some lesser percentage may be specified by law), no provision of Articles IV, V, VI, VII, VIII, or X of this Restated and Amended Certificate of Incorporation shall be amended, modified or repealed, nor shall any provision of this Restated and Amended Certificate of Incorporation inconsistent with any such provision be adopted, by the stockholders of the Corporation, unless approved by the affirmative vote of at least seventy-five percent (75%) of the issued and outstanding shares of Common Stock.

I. ARTICLE

	A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this Article by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of or prior to such repeal or modification.

I. ARTICLE

	The provisions of Section 203 of the Delaware General
Corporation Law, as in effect on the date hereof and as amended hereafter, shall not be applicable to the Corporation.

ARTICLE X

	Notwithstanding any other provision of this Restated and Amended Certificate of Incorporation or the Bylaws of the Corporation, and notwithstanding anything to the contrary specified by law, no action required or permitted to be taken at any annual or special meeting of the stockholders of the Corporation may be taken without such a meeting, and the power of stockholders of the Corporation to consent in writing to the taking of such action without a meeting, as contemplated by Section 228 of the Delaware General Corporation Law, is hereby specifically denied.

I. ARTICLE I

	Elections of directors need not be by written ballot except and to the extent provided in the Bylaws of the Corporation.



	IN WITNESS WHEREOF, this Restated and Amended
Certificate of Incorporation has been signed as of this 30th day of September, 1996.

					INTERNATIONAL AIRLINE SUPPORT
                                        GROUP, INC.



By:   /s/ A.A.
Dyer III

Title: 	Chairman of the Board,
President and Chief Executive Officer

Attest:


By: /s/ Robert K. Norris                                          T
Title: 	Secretary